                                                     -1-

                                         SUBSIDIARIES OF REGISTRANT

                                            Kelly Services, Inc.



                                                       State/Jurisdiction
                     Subsidiary                         of Incorporation            Business Name
Kelly Services (Canada), Ltd.                          Canada               Kelly Temporary Services

Kelly Properties, Inc.                                 Michigan             Kelly Properties

Kelly Services (Ireland), Ltd.                         Delaware             Kelly Services
  (a subsidiary of Kelly Properties, Inc.)

Kelly Services (UK), Ltd.                              United Kingdom       Kelly Temporary Services
  (a subsidiary of Kelly Properties, Inc.)

Kelly Assisted Living Services, Inc.                   Delaware             Kelly Assisted Living Services

Kelly Services (Australia), Ltd.                       Delaware             Kelly Temporary Services

Kelly Services (New Zealand), Ltd.                     Delaware             Kelly Temporary Services

Kelly Professional and Technical Services, Inc.        Delaware             Kelly Professional and Technical
                                                                            Services

The Law Registry (formerly The Wallace Law             Connecticut          Law Registry
  Registry, Inc.) (a subsidiary of Kelly
  Professional and Technical Services, Inc.)

Kelly Professional Services (France), Inc.             Delaware             Kelly Professional Services

Kelly Services of Denmark, Inc.                        Delaware             Kelly Services (Danmark)

Kelly Services (Nederland), B.V.                       The Netherlands      Kelly Uitzendburo

Kelly Services Norge A.S.                              Norway               Kelly Bemmanings/oslinger
  (a subsidiary of Kelly Services (Nederland), B.V.)

Kelly de Mexico, S.A. de C.V.                          Mexico               Kelly Temporary Services

KSI Acquisition Corporation                            California           Kelly Staff Leasing

Kelly Services (Suisse) Holding S.A.                   Switzerland          Kelly Services Suisse

Kelly Services France S.A.                             France               Kelly Services France

Kelly Services Interim, S.A.                           France               Kelly Services Interim
  (a subsidiary of Kelly Services France S.A.)

                                                     -2-


                                   SUBSIDIARIES OF REGISTRANT (continued)

                                            Kelly Services, Inc.



                                                       State/Jurisdiction
                     Subsidiary                         of Incorporation            Business Name
Kelly Formation S.A.R.L.                               France               Kelly Formation
  (a subsidiary of Kelly Services France S.A.)

Kelly Services Luxembourg S.A.R.L.                     Luxembourg           Kelly Services

Kelly Services Italia Srl                              Italy                Kelly Services
  (a subsidiary of Kelly Services, Inc. and
   Kelly Properties, Inc.)

Kelly Services (Societa di                             Italy                Kelly Services Italia SpA
  fornitura di lavaro temporaneo) SpA
  (a subsidiary of Kelly Services, Inc. and
   Kelly Properties, Inc.)

Kelly Services Iberia Holding Company, S.L.            Spain                Kelly Services E.T.T.

Kelly Services Empleo Empresa de Trabajo               Spain                Kelly Services E.T.T.
  Temporal, S.L. (a subsidiary of Kelly
   Services Iberia Holding Company, S.L.)

Kelly Services Seleccion y Formacion, S.L.             Spain                Kelly Services E.T.T.
  (a subsidiary of Kelly Services Iberia
   Holding Company, S.L.)

Kelly Services CIS, Inc.                               Delaware             Kelly Services

ooo Kelly Services                                     Russia               Kelly Services
  (a subsidiary of Daylesford Investments
   Limited, a Cyprus Holding Company)

Kelly Services Deutschland GmbH                        Germany              Kelly Services

Kelly Services Consulting GmbH                         Germany              Kelly Services
  (a subsidiary of Kelly Services
   Deutschland GmbH)

Kelly Services Interim (Belgium) S.A., N.V.            Belgium              Kelly Services Interim
  (a subsidiary of Kelly Services, Inc. and
   Kelly Properties, Inc.)

Kelly Services Select (Belgium) S.A., N.V.             Belgium              Kelly Services Select
  (a subsidiary of Kelly Services, Inc. and
   Kelly Properties, Inc.)